11


INDEPENDENT AUDITORS' CONSENT

The Davey Tree Expert Company

We consent to incorporation by reference in Registration Statement No. 333-24155 of The Davey Tree Expert Company on Form S-8 of our report dated June 18, 1999, appearing in this Annual Report on Form 11-K of The Davey 401KSOP and ESOP for the year ended December 31, 1998.

/s/ Deloitte & Touche LLP
Cleveland, Ohio
June 28, 1999